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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):September 4, 2002


                               JUNUM INCORPORATED
               (Exact name of registrant as specified in charter)


        DELAWARE                   000-21566                  84-1219819
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number)            Identification No.)

1590 Corporate Drive, Costa Mesa, California 92626
  (Address of principal executive offices)       (Zip Code)

 (Former name or former address, if changed since last report.)


(Former name or former address, if changed since last report.)


Registrant's telephone number, including area code:  (714)979-5063

Item 2.  Acquisition or Disposition of Assets

The attached Exhibits are incorporated by reference herein, and the descriptions set forth below are qualified in their entirety by reference to the Exhibits.

On August 28, 2002, the shareholders, acting by written consent, voted to appoint Larry Reed and Bryan Stokes as members of the Board of Directors. On September 8, 2002, at a special meeting of the Board of Directors, the Board voted to terminate the employment of David Coulter, the Company's then sole officer and director, effective immediately.

At the Board Meeting, the Company's secured creditors proposed to forgive a portion of the secured debt, and accept certain assets of the Company in satisfaction of the balance of the secured debt. The Board of Directors voted to accept the proposal by the Company's secured creditors, and substantially all operating assets of the Company and its subsidiaries were transferred to the secured creditors.


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The total balance of the secured debt was approximately $1,400,000, plus accrued interest and other charges. All of the assets of the Company were pledged as collateral to secure repayment of the secured debt. The secured creditors agreed to relinquish its security interest and claims to a non-performing debt portfolio currently carried by the Company on its books at a value of approximately $5,820,000, which represents approximately 87% of the total assets of the Company. In addition, the Secured Creditors agreed to pay up to $100,000 to the Debtor for the purpose of repaying other creditors, all to be determined by the secured creditors in their sole discretion. The payment will be made within 18 months.

Accordingly, the assets turned over to the secured creditors (the "Assets"), which were carried on the Company's consolidated books at a book value of approximately $900,000, represent approximately 13% of the aggregate book value of the total assets of the Company. However, the Assets represent all of the operating assets of the Company's credit repair and related businesses. Therefore, the Company intends to discontinue its credit repair, credit management, credit education and related businesses, which have historically been responsible for generating all revenues of the Company, and its only asset after transfer of the Assets will be the non-performing debt portfolio.

Item 5.  Other Events

The shareholders of the company appointed Larry Reed and Bryan Stokes as members of the Board of Directors.

Bryan Stokes, age 34, has been a consultant and software producer for the last five years. In addition, he has served as technical support manager for Shango.com, an internet service provider.

Larry Reed, age 68, received his BS in Business Administration in 1961, and attended Georgetown Law School from 1962 to 1965. Mr. Reed has been in the construction and building industry for 35 years. Mr. Reed was president of Gianone Development Corp from 1965 to 1971, and CEO of Cal-Mode Development from 1971 to 1985. Mr. Reed is currently seeking development opportunities. In or about 1996, Mr. Reed was charged with attempted insurance fraud related to an insurance claim submitted in connection with a fire. There has not been a trial in that matter, and the matter is still pending. In 2001, Mr. Reed was convicted of bankruptcy fraud, and was sentenced to probation.


Item 7. Exhibits

Exhibit No.       Description


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            JUNUM INCORPORATED


                                            /s/ Bryan Stokes
                                            ----------------------------------
                                            Bryan Stokes, President